Use these links to rapidly review the document
TABLE OF CONTENTS

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12
CHIPOTLE MEXICAN GRILL, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

Chipotle Mexican Grill, Inc.
1543 Wazee St., Suite 200
Denver, CO 80202

CHIPOTLE MEXICAN GRILL, INC.
April 24, 2006

DEAR SHAREHOLDER:

        You cordially are invited to attend the annual shareholders' meeting of Chipotle Mexican Grill, Inc., which will be held on May 23, 2006 at 10:00 a.m. local time in the offices of Messner & Reeves, LLC, 1430 Wynkoop, Suite 400, Denver, CO. Details of the business to be conducted at the annual meeting are given in the attached notice of annual meeting of shareholders and proxy statement.

        If you do not plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card promptly in the accompanying reply envelope.

Sincerely
/s/ STEVE ELLS Steve Ells Chairman of the Board and Chief Executive Officer

NOTICE OF MEETING

        The 2006 annual meeting of Chipotle Mexican Grill, Inc. shareholders will be held on May 23, 2006 at 10:00 a.m. local time in the offices of Messner & Reeves, LLC, 1430 Wynkoop, Suite 400, Denver, CO 80202. Shareholders will consider and take action on the following matters:

1.
Elect two (2) directors, each to serve for a term of three years (Proposal A);

2.
Ratify the selection of Ernst & Young LLP as the company's independent registered public accounting firm for the 2006 fiscal year (Proposal B); and

3.
Act upon such other business as may properly come before the meeting or any adjournments or postponements of the meeting.

        Information with respect to the above matters is set forth in the proxy statement that accompanies this Notice.

        The record date for the meeting has been fixed by the Board of Directors as the close of business on April 19, 2006. Shareholders of record at that time are entitled to vote at the meeting.

By order of the Board of Directors
/s/ MONTGOMERY F. MORAN Montgomery F. Moran President, Chief Operating Officer and Secretary

April 24, 2006

Please execute your vote promptly.

        If you are a shareholder of record as of April 19, 2006, you may mark, sign, date and mail your proxy card in the postage-paid envelope provided. Your designation of a proxy is revocable by following the procedures outlined in the proxy statement.

TABLE OF CONTENTS

Notice of Meeting
Annual Meeting Information
Proposal A—Election of Two Directors
Information Regarding the Board of Directors
A Majority of our Board Members are Independent
Biographical Information
Committees of the Board
Board and Committee Meeting Attendance
Compensation of Directors
Corporate Governance
Chairman of the Board
Lead Director
How to Contact the Board of Directors
Executive Sessions
Director Nomination Process
Executive Compensation
Named Executive Officers
Summary Compensation Table
Aggregated Company Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values
Aggregated McDonald's Option/SAR Exercises in Last Fiscal Year and Fiscal Year-End Values
Employment Contracts and Termination of Employment and Change in Control Arrangements
Beneficial Ownership of Our Common Stock
Certain Relationships and Related Party Transactions
Relationship with McDonald's
Relationship with Messner & Reeves, LLC
Registration Rights
Proposal B—Selection of Independent Registered Public Accounting Firm
Independent Auditors' Fee
Audit Committee Report
Policy for Pre-Approval of Audit and Permitted Non-Audit Services
Other Business
Shareholder Proposals and Nominations for 2007 Annual Meeting
Availability of SEC Filings, Corporate Governance Guidelines, Code of Conduct, Codes of Ethics and Committee Charters
Section 16(a) Beneficial Ownership Reporting Compliance
Miscellaneous
Appendix A—Audit Committee Charter

CHIPOTLE MEXICAN GRILL, INC.
1543 Wazee St., Suite 200
Denver, CO 80202

PROXY STATEMENT

ANNUAL MEETING INFORMATION

        This proxy statement contains information related to the annual meeting of shareholders of Chipotle Mexican Grill, Inc. to be held on Tuesday, May 23, 2006, beginning at 10:00 a.m. in the offices of Messner & Reeves, LLC, 1430 Wynkoop, Suite 400, Denver, CO, 80202. This proxy statement was prepared under the direction of the company's Board of Directors to solicit your proxy for use at the annual meeting of shareholders. It will be mailed to shareholders on or about April 27, 2006.

        References in this proxy statement to "Chipotle," the "company," "we," or "our" are to Chipotle Mexican Grill, Inc.

Who is entitled to vote and how many votes do I have?

        If you are a shareholder of record of our Class A common stock or our Class B common stock on April 19, 2006, you are entitled to vote at the annual meeting, or at any postponement or adjournment of the annual meeting. On each matter to be voted on, you may cast one vote for each share of Class A common stock you hold and ten votes for each share of Class B common stock you hold. On April 19, 2006 there were 9,163,354 shares of Class A common stock and 23,389,510 shares of Class B common stock outstanding and entitled to vote.

What am I voting on?

        You will be asked to vote on two proposals:

  (1)
  Election of two directors: Steve Ells and Patrick J. Flynn (Proposal A)

  (2)
  Ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting firm for fiscal 2006 (Proposal B).

        The Board of Directors is not aware of any other matters to be presented for action at the meeting.

How does the Board of Directors recommend I vote on the proposals?

        The Board of Directors recommends a vote FOR the election of each of the nominees for director, and FOR the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal 2006.

How do I vote?

        If you are a shareholder of record, you may vote in one of two ways:

        Vote by Returning Your Proxy Card:    You may vote by signing and returning your proxy card. The proxy holders will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by the Board of Directors.

        Vote at the Meeting:    You may cast your vote in person at the meeting.

        If you hold shares through a broker, bank, or other nominee in "street name," you can submit voting instructions to your broker, bank or other nominee. In most instances, you will be able to do this over the internet, by telephone, or by mail. Please refer to the voting instruction card included in these materials by your broker, bank or other nominee.

Can I Change My Vote?

        You can revoke your proxy at any time before it is voted at the annual meeting by:

  •
  sending a written notice of revocation to our corporate secretary at our principal offices, 1543 Wazee Street, Suite 200, Denver, CO 80202; or

  •
  by attending the annual meeting and voting in person.

        Attendance at the annual meeting will not by itself revoke your proxy.

Who will count the votes?

        Computershare Investor Services LLC, our transfer agent, will tabulate the votes cast by proxy and in person at the annual meeting.

What constitutes a quorum?

        A quorum is necessary to conduct business at the annual meeting. At any meeting of the shareholders, the holders of a majority in voting power of the outstanding shares of capital stock entitled to vote at the meeting, present in person or by proxy, constitutes a quorum for all purposes. You are part of the quorum if you have voted by proxy. Abstentions, broker non-votes and votes withheld from director nominees count as "shares present" at the meeting for purposes of determining whether a quorum exists. A broker non-vote occurs when a broker, bank or other nominee who holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the owner of the shares.

Are there any shareholders who own a majority of the common stock?

        Yes, as of March 31, 2006, McDonald's Ventures LLC, a wholly owned subsidiary of McDonald's Corporation ("McDonald's") owns about 87% of the combined voting power of our outstanding common stock and 65% of the economic interest in the company. McDonald's has told us that their shares will be voted at the meeting either in person or by proxy, and therefore, a quorum at the meeting is assured.

What vote is required to approve each proposal?

        The two nominees for director receiving the highest number of votes cast in person or by proxy at the annual meeting will be elected. If you mark your proxy so as to withhold your vote for a particular nominee on your proxy card, your vote will not count either "for" or "against" the nominee. The ratification of the appointment of Ernst & Young LLP as our independent registered public accountants for fiscal 2006 requires the affirmative vote of a majority of the votes cast at the annual meeting in order to be approved. Abstentions and broker non-votes will not be considered votes cast at the meeting and therefore will have no effect on the ratification of the appointment of Ernst & Young LLP as our independent registered public accountants. If McDonald's votes its shares in favor of the two nominees for director and for the ratification of the appointment of Ernst & Young LLP, which we expect them to do, the nominees for director will be elected and the appointment of Ernst & Young LLP will be ratified without the need for any additional affirmative votes.

Who is bearing the cost of this proxy solicitation?

        We will bear the cost of preparing, assembling and mailing the proxy material and of reimbursing brokers, nominees, fiduciaries and other custodians for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of the shares. A few of our officers and employees may participate in the solicitation of proxies, without additional compensation, by telephone, e-mail or other electronic means or in person.

PROPOSAL A

ELECTION OF TWO DIRECTORS

        Our Board of Directors has six members divided into three classes with two directors in each class. The initial term of office of our Class I directors will end at this year's annual meeting of shareholders, and the initial term of office of our Class II directors and Class III directors will end at the annual meeting of shareholders held in 2007 and 2008, respectively. Each director elected will continue in office until a successor has been elected and qualified. Beginning with this year's annual meeting and at each annual meeting thereafter, the elected successors to the directors in the class whose term expires at that annual meeting shall be elected for a three year term.

        Steve Ells and Patrick J. Flynn are currently serving as Class I directors and are the proposed nominees for election as directors to serve for a three year term expiring at the 2009 annual meeting of shareholders. Each of the nominees has consented to serve if elected. If any nominee should be unable to serve or will not serve for any reason, the persons designated on the accompanying form of proxy will vote in accordance with their judgment. The company knows of no reason why the nominees would not be able to serve if elected.

        The two nominees receiving a plurality of votes cast at the meeting will be elected as Class I directors for a term to expire at the 2009 annual meeting of shareholders. Withheld votes and broker non-votes will not be treated as a vote for or against any particular director.

INFORMATION REGARDING THE BOARD OF DIRECTORS

A Majority of our Board Members are Independent

        Prior to the initial public offering of shares of our common stock in January 2006 (the "IPO"), our Board of Directors undertook a review of director independence. The purpose of this review was to determine whether any relationships or transactions involving the directors, their family members and affiliates were inconsistent with a determination that the director is independent under the independence standards contained in the rules of the New York Stock Exchange ("NYSE"). Based on that review in January 2006, the Board determined that all directors except Steve Ells (the company's founder, Chairman of the Board, Chief Executive Officer and an employee of the company) and Mats Lederhausen (currently Managing Director of McDonald's Ventures, LLC, our principal shareholder) qualify as independent under the general independence standards in the NYSE rules.

Biographical Information

        The following is biographical information about each of the two nominees and each current director. The respective current terms of all directors expire on the dates set forth below or until their successors are elected and have qualified.

Class I directors whose terms expire at the 2006 annual meeting and who are nominees for terms expiring at the 2009 annual meeting of shareholders	Principal Occupation	Age	Director Since
Steve Ells	Steve Ells founded Chipotle in 1993. He is Chief Executive Officer and was appointed Chairman of the Board in 2005, and has served as a director since 1996. Prior to launching Chipotle, Mr. Ells worked for two years at Stars restaurant in San Francisco. Mr. Ells is a 2003 recipient of a Silver Plate Award from the International Foodservice Manufacturers' Association. Mr. Ells graduated from the University of Colorado with a Bachelor of Arts degree in art history. He is also a 1990 Culinary Institute of America graduate.	40	1996
Patrick J. Flynn	Patrick J. Flynn has served on the Board of Directors of Chipotle since 1998. He has been retired since January 2, 2001. Prior to retiring in 2001, Mr. Flynn spent 39 years at McDonald's where he held a variety of executive and management positions, most recently as Executive Vice President responsible for strategic planning and acquisitions.	63	1998
Class II directors whose terms expire at the 2007 annual meeting
Albert S. Baldocchi	Albert S. Baldocchi has served on the Board of Directors of Chipotle since 1997. He has been self-employed for the past five years as a financial consultant and strategic advisor for a variety of privately-held companies with a specialization in multi-unit restaurant companies. Mr. Baldocchi holds a Bachelor of Science degree in chemical engineering from the University of California at Berkeley and an MBA from Stanford University.	51	1997
Darlene J. Friedman	Darlene J. Friedman has served on the Board of Directors of Chipotle since 1995. Prior to retiring in 1995, Ms. Friedman spent 19 years at Syntex Corporation where she held a variety of management positions, most recently as Senior Vice President of Human Resources. While at Syntex Corporation, Ms. Friedman was a member of the corporate executive committee and the management committee. Ms. Friedman holds a Bachelor of Arts in psychology from the University of California at Berkeley and an MBA from the University of Colorado.	62	1995

Class III directors whose terms expire at the 2008 annual meeting
John S. Charlesworth	John S. Charlesworth has served as a director of Chipotle since 1999. He is currently the sole owner/member of Hunt Business Enterprises LLC, which is engaged in the business of consulting and business management. Hunt Business Enterprises also owns and operates three Car Care facilities under the EZ Street trademark. Before retiring in 2000, Mr. Charlesworth worked for McDonald's for 26 years, most recently as president of its Midwest Division from July 1997 to December 2000. He holds a Bachelor of Science degree in business, majoring in economics, from Virginia Tech.	59	1999
Mats Lederhausen
	Mats Lederhausen has served as a director of Chipotle since 1999. He is currently Managing Director of McDonald's Ventures, LLC, a wholly-owned subsidiary of McDonald's, and was recently President of McDonald's Business Development Group. Mr. Lederhausen has held a variety of executive and management positions with McDonald's since 1994. He worked for The Boston Consulting Group in London from 1988 to 1990. Mr. Lederhausen is currently Chairman of the Board of the not-for-profit Business for Responsibility and serves on the board of trustees of Ronald McDonald House Charities. Mr. Lederhausen graduated from Bromma Gymnasium of Sweden with a degree in business administration and holds a master's degree from the Stockholm School of Economics.	41	1999

Committees of the Board

        Our Board of Directors has three standing committees: (1) the Audit Committee, (2) the Compensation Committee and (3) the Nominating and Corporate Governance Committee, each composed entirely of persons the board has determined to be independent. Each committee operates pursuant to a written charter adopted by our Board of Directors which sets forth the committee's role and responsibilities and provides for an annual evaluation of its performance. The written charter of the Audit Committee is attached to this proxy statement as Appendix A and the charters of all three standing committees are available on the corporate governance page of our website at www.chipotle.com.

        Audit Committee.    In accordance with its charter, the Audit Committee acts to oversee the integrity of our financial statements, system of internal controls, risk management and compliance with legal and regulatory requirements, and to provide an open avenue of communication among the company's independent registered public accounting firm engaged to prepare an audit report, accountants, internal audit and financial management. The committee's responsibilities include review of the qualifications, independence and performance of the independent auditors who report directly to the Audit Committee. The committee retains, determines the compensation of, evaluates, and when appropriate replaces the company's independent auditors and pre-approves audit and permitted non-audit services. The Audit Committee has adopted the "Policy Relating to Pre-Approval of Audit and Permitted Non-Audit Services" under which audit and non-audit services to be provided to the company by its independent registered public accounting firm are pre-approved.

        The Audit Committee is required to establish procedures to handle complaints received regarding the company's accounting, internal controls or auditing matters. It is also required to ensure the confidentiality of employees where information or concerns have been expressed by an employee regarding questionable accounting or auditing practices. The Audit Committee may retain independent advisors at the company's expense that it considers necessary for the completion of its duties.

        The Audit Committee was formed in January 2006 and held no meetings in 2005. The members of the Audit Committee are Albert S. Baldocchi, Chairperson, Patrick J. Flynn and John S. Charlesworth. Our Board of Directors has determined that all of the Audit Committee members meet the independence requirements of the NYSE and relevant federal securities laws and regulations and are financially literate (as defined by the listing standards of the NYSE), and that Mr. Baldocchi qualifies as an "Audit Committee Financial Expert" as defined by regulations adopted by the Securities and Exchange Commission ("SEC").

        No member of the Audit Committee served on any other Audit Committee of another publicly held company in 2005.

        Compensation Committee.    The Compensation Committee oversees our executive compensation policies and programs. The committee annually reviews and approves the corporate goals and objectives relevant to the compensation of our "Named Executive Officers," as defined under SEC rules, currently consisting of our Chairman and Chief Executive Officer, President and Chief Operating Officer, Chief Financial and Development Officer and our Chief Administrative Officer, and evaluates their performance in light of these goals and objectives. Based on this evaluation, the Compensation Committee determines the base, incentive, equity and other compensation of the Chairman and Chief Executive Officer and the other Named Executive Officers.

        The Compensation Committee administers the company's stock option and other incentive compensation plans and reviews the company's compensation practices as they relate to key employees to confirm that those plans remain equitable and competitive. The committee reviews any significant new employee benefit plans that may be proposed, any significant changes to existing plans or changes with a disproportionate effect on the company's officers or which primarily benefit key employees, and will prepare an annual report to be included in the company's proxy statements when required by SEC rules. To assist the committee in the design and review of executive compensation programs, the committee may retain independent consultants determined by the committee to be qualified, and any consultants so engaged will report directly to the committee.

        The Compensation Committee met two times in 2005. The present members are Darlene J. Friedman, Chairperson, and Patrick J. Flynn. Our Board of Directors has determined that each member of the Compensation Committee meets the independence requirements of the NYSE and qualifies as a "Non-Employee Director" under SEC Rule 16b-3 and as an "Outside Director" under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Nominating and Corporate Governance Committee.    The responsibilities of the Nominating and Corporate Governance Committee include recommending to the board improvements in the company's corporate governance principles, periodically (at least annually) reviewing the adequacy of such principles, and recommending to the board appropriate guidelines and criteria to determine the qualifications to serve and continue to serve as a director. The Nominating and Corporate Governance Committee identifies and reviews the qualifications of, and recommends to the board, individuals to be nominated by the board for election to the board at each annual meeting of shareholders, individuals to be nominated and elected by the board to fill any vacancy on the board which occurs for any reason (including increasing the size of the board) and appointments to committees of the board.

        The committee periodically reviews the size, composition and organization of the board and its committees and recommends any policies, changes or other action it deems necessary or appropriate, including recommendations to the board regarding retirement age, resignation or removal of a director, stock ownership guidelines, director compensation and benefits, independence requirements, frequency of board meetings and terms of directors. The committee also reviews the nomination by security holders of the company of qualified candidates for election to the board if such nominations are within the time limits and meet other requirements established by our bylaws. The committee oversees the evaluation of the board, its committees and the executive officers of the company and reviews and makes recommendations regarding succession plans for positions held by executive officers.

        The Nominating and Corporate Governance Committee was formed in January 2006 and held no meetings in 2005. Present members are Patrick J. Flynn, Chairperson, and Darlene J. Friedman, both of whom have been determined by our Board of Directors to satisfy the independence requirements of the NYSE.

Board and Committee Meeting Attendance

        The Board of Directors held four meetings in fiscal 2005. All directors attended at least 75% of the meetings of the board and of standing or special committees of which they were members.    The board has requested that each member of the board attend all board and shareholder meetings and the meetings of all committees on which a member serves, absent extenuating circumstances.

Compensation of Directors

        Directors who are also employees of Chipotle or McDonald's do not receive compensation for their services as directors. Directors who are not employees of Chipotle or McDonald's receive an annual retainer of $50,000, of which $25,000 is paid in cash and $25,000 is paid in shares of our Class A common stock based on the closing price of the stock on the day of our annual shareholders meeting. Each director who is not an employee of Chipotle or McDonald's also receives a $1,500 cash payment for each meeting of the Board of Directors he or she attends and $1,000 for each meeting of a committee of the Board of Directors he or she attends ($500 in the case of telephonic committee meetings). Annual cash retainers are paid to the chairperson of each committee of the Board of Directors as follows: $20,000 for the Audit Committee Chairperson, $5,000 for each of the Compensation Committee Chairperson and the Nominating and Corporate Governance Committee Chairperson, and $3,000 for the chairperson of any other committee established by the Board of Directors. Directors are also reimbursed for expenses incurred in connection with their service as directors, including travel expenses for meetings.

CORPORATE GOVERNANCE

        Our Board of Directors has adopted a number of policies to support our values and provide for good corporate governance, including: our Corporate Governance Guidelines which set forth our principles of corporate governance; our board committee charters; the Chipotle Mexican Grill Code of Conduct, which applies to all Chipotle officers, directors and employees; and separate Codes of Ethics for our directors, our Chief Executive Officer, our President and Chief Operating Officer, our Chief Financial Officer and our Principal Accounting Officer. The Corporate Governance Guidelines, Code of Conduct, and each of the Codes of Ethics are available on the corporate governance page of our corporate website at www.chipotle.com.

        If we make any substantive amendment to, or grant a waiver from, a provision of the Code of Conduct or our Codes of Ethics that apply to the company's Named Executive Officers, Principal Accounting Officer or persons performing similar functions, we will satisfy the applicable SEC disclosure requirement by promptly disclosing the nature of the amendment or waiver on our website at www.chipotle.com.

Chairman of the Board

        Steve Ells, our Chief Executive Officer, also serves as Chairman of the Board. The Chairman of the Board presides at all meetings of the board and exercises and performs such other powers and duties as may be periodically assigned to him in that capacity by the board or prescribed by the company's bylaws.

Lead Director

        In January 2006, the board elected Mats Lederhausen as the Lead Director. The Lead Director chairs board meetings during any sessions conducted as executive sessions without employee members of management being present. The Lead Director also consults with the Chairman and Chief Executive Officer, the President and Chief Operating Officer and the Chief Financial and Development Officer on business issues and with the Nominating and Corporate Governance Committee on board management.

How to Contact the Board of Directors

        Any shareholder may contact a member of the Board of Directors by writing to the Board of Directors, including the Lead Director or the non-employee directors as a group, or any individual director or directors, in care of Chipotle Mexican Grill, Inc., 1543 Wazee Street, Suite 200, Denver, CO 80202, Attention: Corporate Secretary. Any communication to report potential issues regarding accounting, internal controls and other auditing matters will be directed to the Audit Committee. Appropriate company personnel will review and sort communications before forwarding them to the addressee(s).

Executive Sessions

        Non-management directors met privately without management before and after board meetings during the 2005 fiscal year, but no formal executive sessions were conducted. We anticipate that executive sessions limited to non-employee directors will be held during each regularly scheduled board meeting held during 2006. The company will also schedule at least one executive session limited to independent board members during each year and the independent directors may schedule additional sessions in their discretion. Mr. Lederhausen, the Lead Director, will chair the non-employee executive sessions of the board, but will not attend any separate independent director sessions for which attendance is limited to only independent directors. Please see "How to Contact the Board of Directors" for information as to how to contact the Lead Director, Mr. Lederhausen, or any member of the board.

        At each regularly scheduled meeting of the Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee, an executive session will be held with only the committee members in attendance, without any members of the company's management present, to discuss whatever topics they may deem appropriate.

Director Nomination Process

        Steve Ells and Patrick J. Flynn, current directors who are the nominees for election as directors at this year's annual meeting, were recommended to the board as nominees by the board's Nominating and Corporate Governance Committee, which is responsible for overseeing the process of nominating individuals to stand for election as directors.

        The Nominating and Corporate Governance Committee manages the overall process of selecting candidates to serve as directors, including the identification of director candidates who meet certain criteria set from time to time by the committee. The committee's written charter requires that these criteria reflect at a minimum any requirements of applicable law and NYSE listing standards, a candidate's strength of character, judgment and business experience, as well as factors relating to the current composition and structure of the board such as specific areas of expertise and principles of diversity. The committee has no formal process for evaluating proposed nominees, but generally the biographical summaries or resumes of potential candidates are reviewed by the committee, in consultation with the Chairman of the Board and Chief Executive Officer (except in the case of a nomination of the incumbent Chairman of the Board). In the course of this review, some candidates may be eliminated from further consideration because of conflicts of interest, unavailability to attend board or committee meetings or other reasons. The committee then decides which of the remaining candidates most closely match the committee's criteria for the director position to be filled and are therefore deserving of further consideration.

        The committee discusses these candidates, decides which of them, if any, should be pursued, gathers additional information if desired, and conducts interviews and decides whether to recommend one or more candidates to the board for nomination. The board discusses the committee's recommended candidates, decides if any additional interviews or further background information is desirable and, if not, decides whether to nominate one or more candidates. Those candidates selected as nominees are named in the proxy statement for election by the shareholders at the annual meeting of shareholders (or, if between annual meetings, in the case of a need to fill a vacancy, including a vacancy that results from an increase in the number of directors, the nominees may be elected by the board itself).

EXECUTIVE COMPENSATION

Named Executive Officers

        Our Board of Directors has determined that our Chief Executive Officer and the company's other three executive officers are "Named Executive Officers" as that term is used in the rules of SEC requiring disclosure regarding compensation and related matters. In addition to Steve Ells, our Chairman of the Board and Chief Executive Officer, whose biographical details are discussed under the heading "Information regarding the Board of Directors," our executive officers include the following three individuals:

        Montgomery F. (Monty) Moran is President and Chief Operating Officer. He was appointed to this position in March 2005. Mr. Moran previously served as chief executive officer of the Denver law firm Messner & Reeves, LLC, where he was employed since 1996, and as general counsel of Chipotle. Mr. Moran holds a Bachelor of Arts degree in communications from the University of Colorado and a law degree from Pepperdine University.

        John R. (Jack) Hartung is Chief Financial and Development Officer. Mr. Hartung joined Chipotle in 2002 after spending 18 years at McDonald's where he held a variety of management positions, most recently as Vice President and Chief Financial Officer of its Partner Brands Group. Mr. Hartung has a Bachelor of Science degree in accounting and economics as well as an MBA from Illinois State University.

        Robert D. (Bob) Wilner is Chief Administrative Officer responsible for Human Resources and Information Technology. Mr. Wilner joined Chipotle in 2002 after spending 30 years at McDonald's where he held a variety of operations and human resources positions, most recently as Vice President of Human Resources of the Partner Brands Group of McDonald's. He also served in a number of other capacities in Human Resources (domestic and international) and Operations at McDonald's.

Summary Compensation Table

        The following summary compensation table summarizes information regarding the compensation by us of those persons who were, as of December 31, 2005, the Chief Executive Officer and other Named Executive Officers of Chipotle, for each of the last three completed fiscal years.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)(1)	Restricted Stock Awards ($)		Options / SARS (#)(2)	LTIP($)	All Other Compensation ($)(3)
Steve Ells(4) Chairman and Chief Executive Officer	2005 2004 2003	384,369 367,115 314,990	486,233 297,101 411,938	— — —	— — —		— 25,000 24,833	— — 90,636	28,295 31,871 23,905
Montgomery F. Moran(4)(5) President and Chief Operating Officer	2005 2004 2003	250,039 — —	380,952 — —	— — —	2,990,000 — —	(6)	— — —	— — —	879 — —
John R. Hartung Chief Financial and Development Officer	2005 2004 2003	287,804 284,213 260,564	256,383 159,779 235,689	67,893 66,228 84,652	— — —		— 18,333 13,833	— — —	18,676 21,692 16,475
Robert D. Wilner Chief Administrative Officer	2005 2004 2003	235,008 234,784 219,061	196,809 123,024 180,417	38,118 326,298 67,258	— — —		— 13,333 13,833	— — —	14,951 17,704 13,812

(1)
Includes (i) for 2005, $49,511 and $24,743 in temporary housing and relocation expenses, and $18,382 and $13,375 for company car costs for Mr. Hartung and Mr. Wilner, respectively; (ii) for 2004, $50,256 and $101,721 in temporary housing and relocation expenses for Mr. Hartung and Mr. Wilner, respectively, and a $214,500 payment to Mr. Wilner to cover a loss on the sale of his home incurred in connection with his relocation; and (iii) for 2003, $56,558 and $54,535 in temporary housing and relocation expenses for Mr. Hartung and Mr. Wilner, respectively.

(2)
In 2003, we granted stock options, and in 2004, we granted stock appreciation rights ("SARs") that were converted upon the IPO into stock options with the same vesting, exercise price and exercise deadline terms of the previous SARs. No options or SARs were granted in 2005. In January 2006, in connection with the IPO, we granted options to the Named Executive Officers to purchase shares of Class A common stock under the 2006 Incentive Plan in the amounts of 150,000 to Mr. Ells, 80,000 to Mr. Moran, 48,000 to Mr. Hartung and 40,000 to Mr. Wilner. One-half of the total options granted to each officer in January 2006 (75,000 to Mr. Ells, 40,000 to Mr. Moran, 24,000 to Mr. Hartung and 20,000 to Mr. Wilner) was attributable to service during 2005.

(3)
All Other Compensation consists of the following (i) for 2005, for Messrs. Ells, Moran, Hartung and Wilner, respectively: $27,259, $0, $17,904 and $14,321 of employer matching contributions to a 401(k) and a supplemental retirement plan maintained by McDonald's in which certain of our executives participate and $1,036, $772, $630 and $879 for group term life insurance premiums; (ii) for 2004, for Messrs. Ells, Hartung and Wilner respectively: $31,162, $20,796 and $16,608 of employer matching contributions to a 401(k) and a supplemental retirement plan maintained by McDonald's in which certain of our executives participate and $709, $896 and $1,096 for group term life insurance premiums; and (iii) for 2003, for Messrs. Ells, Hartung and Wilner, respectively: $23,344, $15,643 and $13,112 of employer matching contributions to a 401(k) and a supplemental retirement plan maintained by McDonald's in which certain of our executives participate and $561, $832 and $700 for group term life insurance premiums.

(4)
We provided Mr. Ells and Mr. Moran piggyback registration rights to include shares they beneficially own in certain company-filed registration statements.

(5)
Mr. Moran was hired as President and Chief Operating Officer on March 24, 2005. His annualized salary for fiscal 2005 was $330,000.

(6)
On May 27, 2005, Mr. Moran was granted 153,333 shares of non-vested Class B common stock, which are subject to forfeiture, and vest in equal annual installments over three years from Mr. Moran's hire date, March 24, 2005, subject to his continued employment with us. The shares also vest on a termination of Mr. Moran's employment by us without cause, by Mr. Moran for good reason, or due to Mr. Moran's death or disability. Mr. Moran has the right to vote these shares and to accrue dividends, subject to vesting restrictions, prior to the vesting date of the restricted shares. The fair market value of the non-vested shares as of December 31, 2005 was estimated on or about that date to be $2,990,000 based on a value of $19.50 per share.

Aggregated Company Option / SAR Exercises in Last Fiscal Year and Fiscal Year-End Values

        The following table summarizes information, as of December 31, 2005, relating to the compensation of the Named Executive Officers pursuant to the equity compensation plans of the company. We did not grant any stock options or SARs in 2005. Prior to our IPO, all grants to executive officers of options to purchase shares of the company's common stock or SARs had been issued under the Chipotle Executive Stock Option Plan adopted in 2002 (the "2002 Option Plan") and the Chipotle Stock Appreciation Rights Plan which was adopted by the company in 2004 (the "SAR Plan"). In connection with the IPO, on January 25, 2006, the Board of Directors adopted, and our majority shareholder approved, the Chipotle Mexican Grill, Inc. 2006 Stock Incentive Compensation Plan (the "2006 Incentive Plan").

        The value of unexercised, in-the-money options and SARs at fiscal year-end is calculated using the difference between the applicable exercise price and the estimated fair market value as of December 31, 2005 which has been deemed to be $19.50 multiplied by the number of shares underlying the option or SAR. An option or SAR is in-the-money if the fair market value of the common stock subject to the option or SAR is greater than the exercise price.

Number of Securities Underlying Unexercised Options / SARs as of December 31, 2005 (#)
Value of Unexercised In-the-Money Options /SARs as of December 31, 2005 ($)*
Name and Principal Position	Shares Acquired on Exercise (#)	Value Realized ($)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Steve Ells Chairman and Chief Executive Officer	—	—	20,000 / 49,833	90,600 / 49,914
Montgomery F. Moran Chief Operating Officer	—	—	0 / 0	0 / 0
John R. Hartung Chief Financial and Development Officer	—	—	13,333 / 32,166	60,398 / 27,804
Robert D. Wilner Chief Administrative Officer	—	—	13,333 / 27,166	60,398 / 27,804

*
Calculated using the price of $19.50 estimated to be the fair market value on or about December 31, 2005 less the applicable exercise price multiplied by the number of option shares or SARs, as applicable.

Aggregated McDonald's Option / SAR Exercises in Last Fiscal Year and Fiscal Year-End Values

        Messrs. Hartung and Wilner were both employees of McDonald's prior to joining Chipotle. Due to McDonald's current economic interest in us, any options granted to Messrs. Hartung and Wilner by McDonald's continue to vest while these individuals remain employed by Chipotle. In addition, McDonald's granted options to certain of our employees in 2001 because we did not have our own employee stock option plan at that time.

        Options granted under McDonald's plan have an exercise price equal to the fair market value of a share of McDonald's common stock on the grant date, generally have a ten-year life, and vest in equal annual installments over periods of four years. Generally, options expire 30 days after termination of employment; however, McDonald's equity compensation plans provide for accelerated vesting and an extended exercise period upon death, change of control, disability, retirement and, under other limited circumstances, upon termination of employment. McDonald's Compensation Committee has general authority to accelerate, extend or otherwise modify benefits under stock option grants. Subject to the approval of the Compensation Committee, options may be transferred to certain permissible transferees, including immediate family members, for no consideration.

        The following table provides summary information about McDonald's options held by the Named Executive Officers during fiscal 2005.

Number of McDonald's Securities Underlying Unexercised Options / SARs as of December 31, 2005(2)
Value of Unexercised In-the-Money Options / SARs as of December 31, 2005 ($)(3)
Name and Principal Position	McDonald's Shares Acquired on Exercise (#)	Value Realized ($)(1)
			Exercisable/Unexercisable	Exercisable/Unexercisable
Steve Ells Chairman and Chief Executive Officer	—	—	41,050 / 0	176,105 / 0
John R. Hartung Chief Financial and Development Officer	8,000	71,000	135,025 / 6,875	658,473 / 34,169
Robert D. Wilner Chief Administrative Officer	—	—	89,240 / 5,000	469,781 / 24,850
Montgomery F. Moran President and Chief Operating Officer	—	—	—	—

(1)
Calculated by subtracting the exercise price from the market value of McDonald's common stock on the exercise date, then multiplying by the number of shares exercised. All values are on a pretax basis.

(2)
The option term was extended three years for those options granted between May 1, 1999 and December 31, 2000 that have an exercise price greater than $28.90.

(3)
Calculated using the closing price of McDonald's common stock at December 30, 2005 ($33.72 per share), less the option exercise price multiplied by the number of exercisable and unexercisable option shares. All values are on a pretax basis.

Employment Contracts and Termination of Employment and Change in Control Arrangements

        The company is not currently party to any employment contracts or other compensatory plans or arrangements providing for payments to be received by any of the Named Executive Officers as a result of the resignation, retirement or any other termination of the Named Executive Officer's employment by us or from a change in control, other than our 2006 Stock Incentive Plan and the stock option grant agreements evidencing the grant by us of stock options to our Named Executive Officers pursuant to the plan. The 2006 Stock Incentive Plan and the stock option grant agreements provide for:

  •
  accelerated vesting of options that are scheduled to vest on or before the first anniversary of the date of optionholder's termination of employment as a result of a reduction in force or downsizing related to plant or facility closings, technology changes, reorganizations within the company or a subsidiary of the company or adverse economic or business conditions; the exercise deadline for vested options under such circumstances is 30 days after the date of termination;

  •
  accelerated vesting of options that are scheduled to vest on or before the third anniversary of the date of optionholder's termination of employment resulting from the optionholder's qualified retirement or becoming a franchisee, and extension of the exercise deadline of vested options to the third anniversary of the date of termination;

  •
  full accelerated vesting of options if the optionholder dies or becomes disabled and extension of the exercise deadline to the third anniversary of the termination of employment; and

  •
  full accelerated vesting of options granted pursuant to the 2006 Stock Incentive Plan if the optionholder's employment is terminated by us "Without Cause" or by the optionholder for "Good Reason", within two years after a "Change in Control" (as defined in the 2006 Stock Plan).

BENEFICIAL OWNERSHIP OF OUR COMMON STOCK

        The following table sets forth information as of March 31, 2006, as to the beneficial ownership of shares of each class of our common stock, in each case, by:

  •
  each person (or group of affiliated persons) known to us to beneficially own more than 5% of each class of our common stock;

  •
  each of our "Named Executive Officers" as defined in SEC rules;

  •
  each of our directors; and

  •
  all of our executive officers and directors as a group.

        The number of shares beneficially owned by each shareholder is determined under the SEC's rules and generally includes voting or investment power over shares. The information does not necessarily indicate beneficial ownership for any other purpose. Under SEC rules, the number of shares of common stock deemed outstanding includes shares issuable upon conversion of other securities, as well as the exercise of options held by the respective person or group, that may be exercised within 60 days after March 31, 2006. The following table shows the percentage of beneficial ownership of the shareholders and the executive officers and directors as a group based on 9,144,836 outstanding shares of Class A common stock and 23,396,768 outstanding shares of Class B common stock as of March 31, 2006. The percentage of beneficial ownership of shares of Class A common stock shown in the table includes shares of Class B common stock on an as-converted basis. For purposes of calculating each person's or the group's percentage ownership, shares of Class A common stock issuable pursuant to stock options exercisable within 60 days after March 31, 2006 are included as outstanding and beneficially owned for that person or group but are not treated as outstanding for the purpose of computing the percentage ownership of any other person or group.

Name and Address of Beneficial Owner(1)	Number of Class A Shares	Number of Class B Shares Convertible Into Class A Shares(2)	Percentage of Class B Shares Convertible into Class A Shares	Percentage of Class A Shares (including Class B Shares on an as- converted basis)(2)
McDonald's Ventures, LLC(3)	—	21,081,086	90.1	65.0
Steve Ells(4)(6)	44,933	1,005,050	4.3	3.1
John R. Hartung(6)	62,166	—	—	*
Montgomery F. Moran(4)(5)	35,000	153,333	*	*
Robert D. Wilner (6)	62,166	—	—	*
Albert S. Baldocchi(4)(7)	35,000	162,841	*	*
John S. Charlesworth	22,000	—	—	—
Patrick J. Flynn	40,000	—	—	—
Darlene J. Friedman(4)(8)	—	48,926	*	*
Mats Lederhausen	40,000	—	—	—
All current directors and executive officers as a group (9 persons)	341,265	1,370,150	5.9	7.4

*
Less than one percent (1%)

(1)
The addresses for the listed beneficial owners are as follows: for McDonald's Ventures, LLC, Parkview Plaza, Suite 640, Oakbrook Terrace, IL, 60181; for each director or executive officer, c/o Chipotle Mexican Grill, Inc., 1543 Wazee Street, Suite 200, Denver, CO, 80202.

(2)
Our Restated Certificate of Incorporation provides that each share of Class B common stock will be convertible into one share of Class A common stock at any time at the option of the holder thereof. Until conversion to Class A common stock, each share of Class B common stock holds 10 votes, and the beneficial ownership of McDonald's currently represents about 87% of the combined voting power of our outstanding common stock in both classes.

(3)
McDonald's Ventures, LLC is a wholly-owned subsidiary of McDonald's Corporation.

(4)
All shares beneficially owned by Steve Ells, Montgomery F. Moran, Albert S. Baldocchi (including shares owned jointly by him and his wife) and Darlene J. Friedman (including 16,799 shares of Class B common stock owned by Alan H. and Darlene J. Friedman, Trustees of the Alan H. Friedman Revocable Trust U/A/D June 16, 2000) are entitled to piggyback registration rights.

(5)
Of the 153,333 Class B common shares beneficially owned by Mr. Moran, 102,222 are non-vested shares. Mr. Moran has the right to vote these shares and receive dividends in respect thereof, subject to his continued employment with us. Those shares are, however, subject to forfeiture in certain circumstances.

(6)
Includes 44,833, 27,166, and 27,166 shares issuable upon exercise of options to purchase Class A common shares held by Messrs. Ells, Hartung, and Wilner, respectively, that are subject to exercise within 60 days of March 31, 2006.

(7)
Includes 140,623 shares owned jointly by Albert S. Baldocchi and Anne Baldocchi.

(8)
Includes 16,799 shares owned beneficially by Alan H. and Darlene J. Friedman, Trustees of the Alan H. Friedman Revocable Trust U/A/D June 16, 2000.

        For each of the persons listed below, the following is their beneficial ownership of shares of common stock of McDonald's Corporation as of March 31, 2006:

	Shares of McDonald's Common Stock Beneficially Owned
Name and Address of Beneficial Owner(1)	Number of Shares	Percentage of Class
Steve Ells(2)	41,050	*
John R. Hartung(2)	148,460	*
Montgomery F. Moran	—	—
Robert D. Wilner(2)	84,443	*
Albert S. Baldocchi	—	—
John S. Charlesworth	—	—
Patrick J. Flynn	8,469	*
Darlene J. Friedman	—	—
Mats Lederhausen	218,446	*
All current directors and Named Executive Officers as a group (9 persons)	504,747	*

*
Less than one percent (1%).

(1)
The address for the listed beneficial owners is c/o Chipotle Mexican Grill, Inc., 1543 Wazee Street, Suite 200, Denver, CO, 80202.

(2)
Includes 41,050, 134,900 and 84,240 shares issuable upon exercise of options to purchase McDonald's common stock held by Messrs. Ells, Hartung, and Wilner, respectively.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Relationship with McDonald's

        McDonald's Ventures, LLC, a wholly owned subsidiary of McDonald's, holds about 87% of the combined voting power of our outstanding stock and 65% of the economic interest in our outstanding common stock.

        In connection with our IPO, we entered into agreements with McDonald's to clarify our relationship with McDonald's. As our controlling shareholder after the IPO, McDonald's continues to exercise significant influence over our business policies and affairs, including the composition of our Board of Directors and any action requiring the approval of our shareholders. Currently, our Lead Director, Mats Lederhausen, is also an employee of McDonald's.

        We paid McDonald's $9.6 million in 2005 as reimbursement for payroll and related expenses relating to certain McDonald's employees that performed services for us, insurance coverage, software maintenance agreements and non-income based taxes. The company also leases office and restaurant space from McDonald's and its affiliates for which rent expense was $404,000, for the year ended December 31, 2005.

Services Agreement

        We entered into a services agreement with McDonald's effective on the closing of the IPO, pursuant to which McDonald's will continue to provide us with certain services it has historically provided, including, among others, accounting services, insurance policy coverage and certain welfare plans for our employees. The agreed term of services is one or two years depending on the type of service. We estimate that the mutually agreed aggregate fees we'll pay for the first year of services will be about $10 million to $11 million. We believe that the payments we've made and will continue to make to McDonald's are at least as favorable to us as an unrelated party would charge.

        The agreement to provide services will renew automatically unless we or McDonald's terminates it prior to renewal. In addition, we may in the future repurchase Chipotle franchises from our franchisees in connection with their obligation to dispose of either that franchise or their McDonald's franchise within 24 months after relevant triggering events. We are not obligated to repurchase any of these franchises.

        If McDonald's ceases to own more than 80% of the combined voting power of our stock, certain categories of services will no longer be provided by McDonald's and we or McDonald's may terminate the services agreement or any of the services on providing advance notice, which ranges from two to 15 months, depending on the service. We or McDonald's may terminate the accounting services that McDonald's provides to us at any time, upon providing 15 months' notice, regardless of the level of McDonald's ownership.

Tax Allocation

        McDonald's has filed federal income tax returns with us on a consolidated basis since June 2000. In connection with this consolidation, the allocation of federal and state tax liabilities to us was based on the liability that would have been calculated had we operated on a stand-alone basis. At the IPO, we became a separate taxable entity for federal and some state tax returns. We have a tax sharing agreement with McDonald's that remains in effect for those states in which we and McDonald's will continue to file tax returns on a combined basis. As of December 31, 2005, we had a receivable from McDonald's of $28.2 million for the net operating losses utilized by McDonald's in accordance with the tax allocation arrangements. McDonald's has agreed that any amounts owed to us under the tax sharing agreement will be paid to us no later than the first quarter of 2008.

Corporate Opportunity

        Our Restated Certificate of Incorporation contains provisions related to corporate opportunities that may be of interest to both McDonald's and us. It provides that if a corporate opportunity is offered to:

  •
  one of our officers or employees who is also a director (but not an officer or employee) of McDonald's, that opportunity will belong to us unless expressly offered to that person primarily in his or her capacity as a director of McDonald's, in which case it will belong to McDonald's;

  •
  one of our directors who is also an officer or employee of McDonald's, that opportunity will belong to McDonald's unless expressly offered to that person primarily in his or her capacity as our director, in which case it will belong to us; and

  •
  any person who is either (i) an officer or employee of both us and McDonald's or (ii) a director of both us and McDonald's (but not an officer or employee of either one), that opportunity will belong to McDonald's unless expressly offered to that person primarily in his or her capacity as our director, in which case such opportunity shall belong to us.

        In addition, no such director, officer or employee will be liable to us or our shareholders for breach of any duty by reason of the fact that in compliance with those guidelines, (i) the director, officer or employee offered such corporate opportunity to McDonald's (rather than us) or did not communicate information about such corporate opportunity to us; or (ii) McDonald's pursues or acquires such corporate opportunity for itself or directs such corporate opportunity to another person or does not communicate information about such corporate opportunity to us. Neither McDonald's nor any officer or director of McDonald's will be liable to us or our shareholders for breach of any duty by reason of the fact that McDonald's or an officer or director of McDonald's takes or fails to take any action or exercises or fails to exercise any rights or gives or withholds any consent in connection with any agreement or contract between McDonald's and us.

        In addition, no contract, agreement, arrangement or other transaction between us and McDonald's will be void or voidable solely because McDonald's is a party thereto, and so long as the material facts as to such transaction are disclosed or known to the Board of Directors or the committee thereof that authorizes that transaction, and the board or such committee (which may, for quorum purposes, include directors who are directors or officers of McDonald's) in good faith authorizes the transaction by an affirmative vote of a majority of the disinterested directors, then McDonald's will have fulfilled its fiduciary duties to us and our shareholders, will not be liable to us or our shareholders for any breach of fiduciary duty by entering into or executing such transaction, will be deemed to have acted in good faith and in a manner it reasonably believes to be in and not opposed to our best interests and will be deemed not to have breached its duties of loyalty to us and our shareholders or to have received an improper personal gain from this transaction.

Relationship with Messner & Reeves, LLC

        Monty Moran, our President and Chief Operating Officer, served as general counsel of Chipotle while he was the chief executive officer and member of the Denver law firm Messner & Reeves, LLC ("M&R"). M&R billed Chipotle a total of about $2.9 million for legal services provided in 2005. Mr. Moran ceased to be a member of M&R in March 2005. During the period from January 1, 2005 to the date of Mr. Moran's departure from M&R, we paid M&R about $0.8 million for legal services. We continue to employ M&R as legal counsel.

Registration Rights

        Prior to the consummation of the IPO, McDonald's and certain of our current shareholders, including Steve Ells, our Chairman and Chief Executive Officer, Monty Moran, our President and Chief Operating Officer, and Albert S. Baldocchi and Darlene J. Friedman, members of our Board of Directors (the "Initial Shareholders"), entered into a Registration Rights Agreement with us relating to the shares of common stock they hold (including shares issuable upon the exercise of outstanding options). McDonald's has the right to require us to register its shares of common stock for public resale under the Securities Act in accordance with the terms and conditions of the Registration Rights Agreement. McDonald's will have the right to demand several such registrations. The Initial Shareholders other than McDonald's are entitled to piggyback registration rights with respect to any registration request made by McDonald's, subject to customary restrictions and pro rata reductions in the number of shares to be sold in an offering. In addition, the Initial Shareholders have been granted piggyback rights on any registration for our account or the account of another shareholder. We would be responsible for the expenses of any such registration.

PROPOSAL B
SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        The Audit Committee has appointed Ernst & Young LLP as independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2006 and to perform other permissible, pre-approved services. The committee has adopted a policy which sets out procedures that the committee must follow when retaining the independent auditor to perform audit, review and attest engagements and any engagements for permitted non-audit services. This policy is summarized on page 25 of this proxy statement and will be reviewed by the Audit Committee periodically, but no less frequently than annually, for purposes of assuring continuing compliance with applicable law.

        The firm of Ernst & Young LLP has served as the company's independent auditors since 1997. Although not required to submit this selection to the shareholders for approval, the board believes it is desirable that an expression of shareholder opinion be solicited and presents this selection to the shareholders for ratification.

        Ernst & Young representatives are expected to be present at the annual meeting. They will have an opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

Independent Auditors' Fee

        The aggregate fees and related reimbursable expenses for professional services provided by Ernst & Young LLP for the fiscal years ended December 31, 2005 and 2004 are:

Fees for Services	2005	2004
Audit Fees*	$840,574	$168,713
Audit-Related Fees	—	—
Tax Fees	—	—
All Other Fees	—	—

Total Fees	$840,574	$168,713

*Includes fees and expenses related to the fiscal year audit and interim reviews, notwithstanding when the fees and expenses were billed or when the services were rendered. Audit fees also include fees and expenses related to SEC filings, comfort letters, consents and comment letters.

        The Board of Directors unanimously recommends a vote FOR the ratification of the selection of Ernst & Young LLP as the company's independent registered public accounting firm.

AUDIT COMMITTEE REPORT

        The following is the report of the Audit Committee with respect to the company's audited financial statements for the fiscal year ended December 31, 2005. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates it by reference.

        The Board of Directors has determined that each of the three undersigned members of the Audit Committee satisfies the independence requirements of the NYSE Listing Standards and the SEC's additional independence requirements for members of Audit Committees. The Board of Directors determined that all members of the Audit Committee are financially literate and that the Chairperson of the Audit Committee, Albert S. Baldocchi, is an "Audit Committee Financial Expert" as defined by SEC rules. The committee's work is guided by a board approved written Charter attached as Appendix A to this proxy statement. The Audit Committee was formed in January 2006 and therefore did not hold meetings during fiscal 2005.

        The Audit Committee (i) reviewed and discussed with management the audited consolidated financial statements of the company as of December 31, 2005 and for the year then ended; (ii) discussed with Ernst & Young LLP, the independent auditors, the matters required by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended by Statement on Auditing Standards No. 90, Audit Committee Communications; (iii) received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, and (iv) discussed with Ernst & Young LLP their independence.

        Based on the review and discussions, the Audit Committee recommended to our Board of Directors that our audited financial statements be included in our Annual Report Form on 10-K for the fiscal year ended December 31, 2005 for filing with the SEC.

The Audit Committee:

Albert S. Baldocchi, Chairperson
Patrick J. Flynn
John S. Charlesworth

POLICY FOR PRE-APPROVAL OF AUDIT AND PERMITTED NON-AUDIT SERVICES

        The Audit Committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to Chipotle by its independent auditors. This policy provides that the Audit Committee must pre-approve all audit, review and attest engagements and may do so on a case-by-case basis or on a class basis if the relevant services are predictable and recurring. Any internal control-related service may not be approved on a class basis, but must be individually pre-approved by the Audit Committee. The policy prohibits the provision of any services that the auditor is prohibited from providing under applicable law or the standards of the Public Company Accounting Oversight Board.

        Pre-approvals on a class basis for specified predictable and recurring services are granted annually at or about the start of each fiscal year. In considering all pre-approvals, the Audit Committee may take into account whether the level of non-audit services, even if permissible under applicable law, is appropriate in light of the independence of the auditor. The Audit Committee reviews the scope of services to be provided within each class of services and imposes fee limitations and budgetary guidelines in appropriate cases.

        The Audit Committee may pre-approve a class of services for the entire fiscal year. Pre-approval on an individual service basis may be given or effective only up to six months prior to commencement of the services.

        The Audit Committee periodically reviews a schedule of fees paid and payable to the independent auditor by type of covered service being performed or expected to be provided. The Chief Financial Officer prepares this schedule and also reports periodically to the Audit Committee any non-compliance with this policy of which he becomes aware. The Audit Committee may delegate pre-approval authority for individual services or a class of services to any one of its members, provided that delegation is not allowed in the case of a class of services where the aggregate estimated fees for all future and current periods would exceed $500,000. Any class of services projected to exceed this limit or individual service that would cause the limit to be exceeded must be pre-approved by the full Audit Committee. The individual member of the Audit Committee to whom pre-approval authorization is delegated reports the grant of any pre-approval by the individual member at the next scheduled meeting of the Audit Committee.

OTHER BUSINESS

        The board and management do not know of any other matters to be presented at the annual meeting. If other matters do properly come before the annual meeting, it is intended that the persons named in the accompanying proxy vote the proxy in accordance with their best judgment on such matters.

SHAREHOLDER PROPOSALS AND NOMINATIONS FOR 2007 ANNUAL MEETING

Inclusion of Proposals in Our Proxy Statement and Proxy Card under the SEC's Rules.

        Any proposal of a shareholder intended to be included in our proxy statement and form of proxy/voting instruction card for the 2007 annual meeting of shareholders pursuant to Rule 14a-8 of the SEC's rules, must also be received by us no later than December 25, 2006, unless the date of our 2007 annual meeting is more than 30 days before or after May 23, 2007, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials. All proposals should be addressed to the Corporate Secretary, Chipotle Mexican Grill, Inc., 1543 Wazee Street, Suite 200, Denver, CO 80202.

Bylaw Requirements for Shareholder Submission of Nominations and Proposals.

        A shareholder recommendation for nomination of a person for election to our Board of Directors or a proposal for consideration at our 2007 annual meeting must be submitted in accordance with the advance notice procedures and other requirements set forth in Article II of our bylaws. These requirements are separate from, and in addition to, the requirements discussed above to have the shareholder nomination or other proposal included in our proxy statement and form of proxy/voting instruction card pursuant to the SEC's rules. Our bylaws require that the proposal or recommendation for nomination must be received by our Corporate Secretary at the above address no later than December 25, 2006, or, if the date of the 2007 annual meeting is more than 30 days before or after May 23, 2007, not later than the later of the close of business on the 90th day prior to the 2007 annual meeting or the tenth day following the day on which notice of the date of the 2007 annual meeting was mailed or public disclosure of the date of the 2007 annual meeting is made.

AVAILABILITY OF SEC FILINGS, CORPORATE GOVERNANCE GUIDELINES, CODE OF CONDUCT, CODES OF ETHICS AND COMMITTEE CHARTERS

        Copies of our Annual Report on Form 10-K, Forms 10-Q and 8-K and all amendments to those reports filed with the SEC, the company's Code of Conduct, Codes of Ethics, Corporate Governance Guidelines, the charters of the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, and any reports of beneficial ownership of our common stock filed by executive officers, directors and beneficial owners of more than 10% of our outstanding common stock are posted on and may be obtained through the company's website at www.chipotle.com without charge, or may be requested (exclusive of exhibits), at no cost by mail to the Corporate Secretary, Chipotle Mexican Grill, Inc., 1543 Wazee Street, Suite 200, Denver, CO 80202.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Prior to our IPO, our directors, executive officers and persons beneficially holding more than 10% of our common stock were not subject to the reporting requirements of Section 16 of the Exchange Act.

MISCELLANEOUS

        The Annual Report on Form 10-K for fiscal year 2005, including financial statements, as filed with the SEC is being mailed along with this proxy statement; however, it is not intended that the Annual Report be a part of the proxy statement or a solicitation of proxies.

        Shareholders of record are respectfully urged to complete, sign, date and return the accompanying form of proxy in the enclosed envelope. We will appreciate your prompt response.

By order of the Board of Directors
/s/ MONTGOMERY F. MORAN Montgomery F. Moran President, Chief Operating Officer and Secretary

April 24, 2006

APPENDIX A
CHIPOTLE MEXICAN GRILL, INC.
CHARTER FOR AUDIT COMMITTEE

I.    Statement of Purpose

        The Audit Committee is a standing committee of the Board of Directors. The purpose of the Committee is to assist the Board of Directors in fulfilling its oversight responsibility relating to (i) the integrity of the Company's financial statements and its internal control system (including the implementation and effectiveness of internal control over financial reporting); (ii) the performance of the internal audit services function; (iii) the annual independent audit of the Company's financial statements, the engagement of the independent auditors and the evaluation of the independent auditors' qualifications, independence and performance; (iv) the compliance by the Company with legal and regulatory requirements; (v) the implementation and effectiveness of the Company's disclosure controls and procedures; (vi) the evaluation of enterprise risk issues; and (vii) the fulfillment of the other responsibilities set out herein. The Committee shall also prepare the report of the Committee required to be included in the Company's annual proxy statement.

        In discharging its responsibilities, the Committee is not itself responsible for the planning or conduct of audits or for any determination that the Company's financial statements are complete and accurate or in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors.

II.    Organization

        A.    Charter.    At least annually, this charter shall be reviewed and reassessed by the Committee and any proposed changes shall be submitted to the Board of Directors for approval.

        B.    Members.    The members of the Committee shall be appointed by the Board of Directors and shall number at least three, each of whom shall meet the independence, experience and expertise requirements of the New York Stock Exchange and applicable law. No member of the Committee may serve on the Audit Committees of more than three public companies, including the Company.

        C.    Chairperson.    The Board of Directors shall also designate a Committee Chairperson.

        D.    Meetings.    In order to discharge its responsibilities, the Committee shall each year establish a schedule of meetings; additional meetings may be scheduled as required. In planning the annual schedule of meetings, the Committee shall periodically meet separately (i) with the independent auditors and the head of internal audit (or internal audit service providers), without management present; and (ii) with management, without the independent auditors and/or the head of internal audit (or internal audit service providers) present. The Committee shall also regularly meet in executive session with only the Committee members present.

        E.    Quorum; Action by Committee.    A quorum at any Committee meeting shall be at least two members. All determinations of the Committee shall be made by a majority of its members present at a meeting duly called or held, except as specifically provided herein (or where only two members are present, by unanimous vote). Any decision or determination of the Committee reduced to writing and signed by all of the members of the Committee shall be fully as effective as if it had been made at a meeting duly called and held.

        F.    Agenda, Minutes and Reports.    An agenda, together with materials relating to the subject matter of each meeting, shall be sent to members of the Committee prior to each meeting. Minutes for all meetings of the Committee shall be prepared to document the Committee's discharge of its responsibilities. The minutes shall be circulated in draft form to all Committee members to ensure an accurate final record, shall be approved at a subsequent meeting of the Committee and shall be distributed periodically to the full Board of Directors. The Committee shall make regular reports to the Board of Directors.

        G.    Performance Evaluation.    The Committee shall evaluate its performance on an annual basis and establish criteria for such evaluation.

III.  Responsibilities

        The following shall be the principal responsibilities of the Audit Committee:

        A.    Engagement of Independent Auditors.    The Committee shall engage the independent auditors for all audit and non-audit services, and oversee, evaluate and, where appropriate, replace the independent auditors.

        B.    Pre-Approval of Audit and Non-Audit Services.    The Committee shall approve procedures for the pre-approval of the engagement of the independent auditors to provide audit and non-audit services. The Committee shall, in accordance with such procedures, pre-approve all audit and non-audit services provided to the Company by the independent auditors, all as required by applicable law or listing standards.

        C.    Review of Independence and Performance of Independent Auditors.    The Committee shall receive periodic reports from the independent auditors as required by applicable law or standards of the PCAOB (United States) regarding the auditors' independence, which shall be not less frequently than annually. The Committee shall discuss such reports with the auditors and take appropriate action to satisfy itself of the independence of the auditors. The Committee shall review the performance of the Company's independent auditors annually. In doing so, the Committee shall consult with management and the head of internal audit (or internal audit service providers) and shall obtain and review a report by the independent auditors describing their internal control procedures, issues raised by their most recent internal quality control review, or peer review (if applicable), or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of the independent auditors. The Committee shall consider whether it is appropriate to adopt a policy of rotating independent auditors on a periodic basis. Any selection of the auditors by the Committee may be subject to shareholders' approval, as determined by the Board of Directors.

        D.    Review of Performance of Internal Auditors.    The Committee shall annually review the experience and qualifications of the senior members of the internal audit function (or the internal audit service providers), including the responsibilities, staffing, budget and quality control procedures of the internal audit function. If the internal audit services are outsourced, the Committee shall be responsible for the engagement, evaluation and termination of the internal audit service providers and shall approve fees paid to the internal audit service providers. As part of its responsibility to evaluate any internal audit service providers, the Committee shall review the quality control procedures applicable to the service providers. The Committee shall also obtain not less frequently than annually a report of the service providers addressing such service providers' internal control procedures, issues raised by their most recent internal quality control review or by any inquiry or investigation by governmental or professional authorities for the preceding five years and the response of such service providers.

        E.    Audits by Internal and Independent Auditors.    The Committee shall discuss with the head of internal audit (or the internal audit service providers) and the independent auditors the overall scope and plans for their respective audits, including the adequacy of staffing, budgets and other factors that may affect the effectiveness and timeliness of such audits. In this connection, the Committee shall discuss with management, the head of internal audit (or the internal audit service providers) and the independent auditors the Company's major risk exposures (whether financial, operating or otherwise), the adequacy and effectiveness of the Company's internal control over financial reporting and the steps management has taken to monitor and control such exposures, among other considerations that may be relevant to their respective audits.

        F.    Oversight of Internal Control over Financial Reporting.    The Committee shall review with management and the independent auditors the Company's overall system of internal control, including management's annual assessment of the Company's internal control over financial reporting and the related report issued by the independent auditors. The Committee shall also review with management and the independent auditors: (i) significant deficiencies and material weaknesses in the design or operation of the Company's internal control over financial reporting; (ii) any fraud (regardless of materiality) involving management or other employees having a significant role in internal control over financial reporting; and (iii) changes in the Company's internal control over financial reporting during the most recent fiscal quarter that have materially affected, or are reasonably likely to materially affect, such internal control over financial reporting.

        G.    Review of Disclosure Controls and Procedures.    The Committee shall review with the Chief Executive Officer, the Chief Financial Officer and the General Counsel the Company's disclosure controls and procedures and shall review periodically, but in no event less frequently than quarterly, management's conclusions about the effectiveness of such disclosure controls and procedures, including any material non-compliance with them.

        H.    Review of Annual SEC Filings.    The Committee shall review with management and the independent auditors the financial information to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of the Form 10-K), including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments made in the preparation of the financial statements and the clarity of the disclosures therein. The Committee shall also discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under applicable standards of the PCAOB (United States) or applicable law or listing standards. The Committee may discuss with the national office of the independent auditors issues on which it was consulted by the Company's audit team and matters of audit quality and consistency. Based on such review and discussion, the Committee shall determine whether to recommend to the Board of Directors that the audited financial statements be included in the Company's Form 10-K.

        I.    Review of Quarterly SEC Filings.    The Committee shall review and discuss with management and the independent auditors the quarterly financial information to be included in the Company's Quarterly Reports on Form 10-Q, including the disclosures under "Management's Discussion and Analysis of Financial Condition and Results of Operations," and shall discuss any other matters required to be communicated to the Committee by the independent auditors under applicable standards of the PCAOB (United States) or applicable law or listing standards. The Committee shall also discuss the results of the independent auditors' review of the Company's quarterly financial information conducted in accordance with applicable standards of the PCAOB (United States).

        J.    Review of Certain Other Communications.    The Committee shall review the Company's earnings press releases and financial information and earnings guidance, including non-GAAP financial measures, periodically provided to analysts and rating agencies (which may consist of a discussion of the types of information to be provided and types of presentation to be made) to the extent required by applicable law or listing standards.

        K.    Review of Certain Matters with Management and the Independent Auditors.    The Committee shall review periodically with management and independent auditors (i) significant financial reporting issues, including material changes in the Company's selection or application of accounting principles and the effects of alternative applications of accounting principles on the Company's financial statements; and (ii) the effect of new or proposed regulatory and accounting initiatives on the Company's financial statements and other public disclosures.

        L.    Additional Consultations with Independent Auditors.    The Committee shall review with the independent auditors any problems or difficulties the auditors may have encountered in connection with the annual audit or otherwise and any management letter provided by the auditors and the Company's response to that letter. Such review shall address: (i) any restrictions on the scope of activities or access to required information; (ii) any disagreements with management regarding generally accepted accounting principles and other matters; and (iii) material adjustments to the financial statements recommended by the independent auditors and adjustments that were proposed but "passed," regardless of materiality.

        M.    Preparation of Report for Proxy Statement.    The Committee shall produce the report required to be included in the Company's annual proxy statement, all in accordance with applicable rules and regulations.

        N.    Policies for Employment of Former Audit Staff.    The Committee shall approve guidelines for the Company's hiring of former employees of the independent auditors, which shall meet the requirements of applicable law and listing standards.

        O.    Establishment of "Whistleblowing" Procedures.    The Committee shall establish and publish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

        P.    Oversight of Compliance and Ethics Program.    The Committee shall periodically, but not less frequently than annually, review with management, including the General Counsel, the implementation and effectiveness of the Company's compliance and ethics program, including the "whistleblowing" procedures referred to above.

        In performing such oversight, the Committee shall also review with appropriate members of management, including the head of internal audit (or service providers) and, if appropriate, the independent auditors any correspondence with, or other action by, regulators or governmental agencies and any employee complaints or published reports that raise concerns regarding the Company's financial statements, accounting or auditing matters or compliance with the Company's Code of Business Conduct and Ethics or other applicable law or listing standards. The Committee shall also meet periodically and separately with the chief legal officer to review the material legal affairs of the Company.

        Q.    Review of Certain Transactions with Directors and Related Parties.    The Committee shall review periodically, but no less frequently than annually, a summary of the Company's transactions with Directors and officers of the Company and with firms that employ Directors, as well as any other material related party transactions.

        R.    Access to Records, Consultants and Others.    The Committee shall have full authority (i) to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company, (ii) to retain outside legal, accounting or other consultants to advise the Committee, and (iii) to request any officer or employee of the Company, the Company's outside counsel, internal auditor, internal audit service providers or independent auditors to attend a meeting of the Committee or to meet with any members of, or consultants to, the Committee.

        S.    Delegation.    The Committee may delegate any of its responsibilities to a subcommittee comprised of one or more members of the Committee.

        T.    Other Delegated Responsibilities.    The Committee shall also carry out such other duties that may be delegated to it by the Board of Directors from time to time.

☐    Mark this box with an X if you have made
changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Directors

The Board of Directors recommends a vote FOR the listed nominees:

1.
ELECTION OF CLASS I DIRECTORS.

	For	Withhold
01—Steve Ells	☐	☐
	For	Withhold
02—Patrick J. Flynn	☐	☐

(Each nominee has previously been elected before)

B Issues

The Board of Directors recommends a vote FOR the following proposal:

	For	Against	Abstain
2. RATIFICATION OF SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.	☐	☐	☐

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature 1—Please keep signature within the box	Signature 2—Please keep signature within the box	Date (mm/dd/yyyy)

Proxy—Chipotle Mexican Grill, Inc.

1543 WAZEE STREET
DENVER, CO 80202

ANNUAL MEETING PROXY CARD

The undersigned hereby appoints Montgomery F. Moran and Jack Hartung as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote all the shares of common stock which the undersigned would be entitled to vote if personally present and acting at the Annual meeting of shareholders of Chipotle Mexican Grill, Inc., to be held at the offices of Messner & Reeves, LLC, 1430 Wynkoop, Suite 400, Denver, CO 80202 on May 23, 2006, at 10:00 a.m. local time and at any adjournments thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. WHEN PROPERLY EXECUTED, IT WILL BE VOTED FOR PROPOSALS 1 AND 2 UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE REVERSE SIDE.

PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.